Exhibit 99.1




                                  CERTIFICATION



         The undersigned officer of NYMAGIC, INC., certifies that the accompanying Quarterly Report on Form 10-Q fully complies with the applicable reporting requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of NYMAGIC, INC.


                                       /s/ George R. Trumbull, III
May 15, 2003                           ----------------------------------------
                                       George R. Trumbull, III
                                       Chairman and Chief Executive Officer